EXHIBIT 5.2

INTERNAL REVENUE SERVICE              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
1100 COMMERCE STREET
DALLAS, TX 75242
                                 Employer Identification Number:
Date:  JAN 16 1997                   36-2382580
                                 File Folder Number:
                                     360030035
DEERE AND COMPANY                Person to Contact:
JOHN DEERE ROAD                      CUSTOMER SERVICE DIVISION
MOLINE, IL  61265                Contact Telephone Number:
                                     (800) 829-1040
                                 Plan Name:
                                  JOHN DEERE SAVINGS & INVESTMENT
                                  PLAN
                                 Plan Number: 003
Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-
1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated November 21, 1996. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.


                                             Letter 835 (DO/CG)

                              -2-
DEERE AND COMPANY



     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                      Sincerely yours,


                                      /s/ Bobby E. Scott
                                      -----------------------
                                      Bobby E. Scott
                                      District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans
Addendum



                                              Letter 835 (DO/CG)

                                     -3-

DEERE AND COMPANY


This determination also applies to amendments adopted on the following dates:
May 29, 1985;
April 8, 1986
August 27, 1986;
January 9, 1987;
July 29, 1987;
December 7, 1988;
August 29, 1990;
December 5, 1990;
October 31, 1991;
November 6, 1991;
May 27, 1992;
September 9, 1992;
February 12, 1993;
September 22, 1993;
December 8, 1993;
February 23, 1994;
March 23, 1994;
December 6, 1994;
December 7, 1994;
May 31, 1995;
June 26, 1995.

                                               Letter 835 (DO/CG)